UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2020

PINEAPPLE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55896	47-5185484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10351 Santa Monica Blvd., Suite 420

Los Angeles, California 90025

(Address of principal executive offices) (Zip Code)

(310) 877-7675

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0000001 par value per share	PNPL	OTC Grey

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 5.02 of this Current Report regarding the issuance of shares to Mr. Rullo is incorporated by reference into this Item 3.02.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 29, 2020, Pineapple, Inc. (the “Company”) appointed Gianmarco Rullo as the Chief Strategy Officer of the Company. Mr. Rullo will serve as Chief Strategy Officer and be responsible for formalizing the Company’s strategic-planning processes, building efficiencies across the organization, establishing company-wide transparency and accountability, and ensuring strategic initiatives are in line with the Company’s standards and objectives.

Mr. Rullo, age 43, is a seasoned corporate leader with over a dozen years of senior executive experience operating in the cannabis industry since 2013. As of March 2020, Mr. Rullo has been serving as Executive Vice President, and now President of Pineapple Ventures, Inc. (“Pineapple Ventures”), a partially owned subsidiary of the Company. Before joining Pineapple Ventures, Inc., Mr. Rullo acted as Chief Marketing Officer for Lucid Inc. from July 2019 until March 2020. Mr. Rullo had previously served as Vice President of Brand Strategy for Origin House Inc. (CannaRoyalty Inc.), building their California operations from December 2017 until June 2019. He joined Origin House as part of the acquisition of Kaya Management Inc. (Kaya), where Mr. Rullo served as Head of Operations from May 2015, concurrent with a role as Executive Director of Bhang Corporation Inc.’s (Bhang) Vape division from 2015 through 2016. Mr. Rullo served as Chief Operations and Marketing Officer from 2011 through 2015 for Dragontree Apothecary Inc., a manufacturer of consumer-packaged goods with worldwide e-commerce, and national retail and distribution. In 2007, Mr. Rullo co-founded Finezza Soccer LLC (Finezza), serving as CEO while expanding the company into both the North American and European markets, leading to an acquisition in 2011. Mr. Rullo earned a B.A. in Applied Behavioral Analysis from University of Arizona, and he holds a Master of Business Administration (MBA) in Behavioral Science from Bocconi University’s SDA School of Business Management in Milan, Italy.

In connection with his appointment, Mr. Rullo has entered into an independent contractor agreement (the “Contractor Agreement”) with the Company. The Contractor Agreement provides for a two-year term of employment, unless terminated by either party pursuant to the terms of the Contractor Agreement. The Contractor Agreement provides for, among other things, (i) an annual salary of $500 and (ii) the grant of 240,000 shares of the Company’s common stock, $0.0000001 par value per share.

The foregoing description of the Contractor Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1*	Independent Contractor Agreement, dated as of May 29, 2020, between Pineapple, Inc. and Gianmarco Rullo.

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINEAPPLE, INC.

By:	/s/ Shawn Credle
Name:	Shawn Credle
Title:	Chief Executive Officer

Dated: June 10, 2020

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